EXHIBIT 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the incorporation by reference in Registration Statements No. 333-06659, No. 333-19315 and 333-29221 of Fine Host Corporation on Form S-8 of our report dated February 28, 1997, except for Note 26, as to which the date is January 28, 1998, and except for Note 3 - Basic and Diluted Loss Per Share as to which the date is April 7, 1998 appearing in this Annual Report on Form 10-K of Fine Host Corporation for the year ended December 30, 1998.






     Deloitte & Touche LLP
     New York, New York
     March 22, 1999




























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